UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 1934

Date of report (date of earliest event reported): December 12, 2003

LUCENT TECHNOLOGIES INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11639	22-3408857

(Commission File Number)	(IRS Employer Identification No.)

600 Mountain Avenue, Murray Hill, New Jersey	07974

(Address of principal executive offices)	(Zip Code)

(908) 582-8500

(Registrant’s telephone number)

Item 5. Other Events
SIGNATURES

Item 5. Other Events

     On December 12, 2003, Lucent Technologies received final approval from the United States District Court in New Jersey of its agreement announced on March 27, 2003, to settle pending securities and related litigation against the company, certain of its current and former officers and directors, and certain other defendants. As previously disclosed, the company is required to deposit in escrow $100 million in cash, its common stock or a combination, at the company’s option, within 10 business days of this final approval.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

LUCENT TECHNOLOGIES INC

Date: December 12, 2003	By:	/s/ Michael C. Keefe

	Title: Name:	Michael C. Keefe Assistant Secretary and Managing Corporate Counsel